EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S1/A3 of our report dated March 26, 2021, relating to the financial statements of Laser Photonics Corporation at December 31, 2020 and 2019, and for the year ended December 31, 2020 and for the period November 8, 2019 (Inception) through December 31, 2019 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

February 22, 2022